Bayshore Exploration L.L.C.	20501 Kay Freeway, Suite 216
Katy, Texas 77450
Phone (281) 646-1919
Fax (281) 647-9448
bayshoreexpl@sbcglobal.net

PARTICIPATION AGREEMENT

Bayshore Exploration L.L.C.

20501 Kay Freeway, Suite 216

Katy, Texas 77450

RE:	South Nome Field Prospect
Jefferson County, Texas
Turnkey Agreement

Gentlemen:

I desire to apply for the purchase of a working interest in the S. Nome Field Prospect in Jefferson County, Texas. I (“Participant”) hereby acknowledge that Bayshore Exploration L.L.C. (“Bayshore”) will cause to drill and put into production, if warranted, one-well project (McDermand No. 1 Well) in the S. Nome Field for Frio oil/gas production.

I hereby apply for the purchase of 10 percentage point(s) at $16,000.00 per each percentage point (1.00% working interest) payable upon application, and tender herewith a check in the amount of $160,000.00.

I hereby make the following representations, warranties and commitments:

Initial only what is applicable:

a.           By executing this Participation Agreement, I have committed myself to become a (10%) working interest owner in this prospect. RF initials

b.          The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of an investment in this oil prospect and of making an informed investment decision. RF initials

DRILLING OPERATIONS: Upon acceptance of the above recited consideration, Howard Exploration, as operator, agrees to drill and test, and if warranted, complete and equip one oil/gas well at a location of Howard’s choice on the subject leases, with the following terms and conditions:

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1.          Howard Exploration shall permit said test well with the Railroad Commission of Texas, survey and stake the drilling location, build a necessary lease road, prepare the location, cure title to the drillsite, contract with third party contractors and drill with due diligence one test well to a total depth of 8,750 feet, or a depth sufficient to test the Frio formation, log and test said well for the purpose of establishing commercial oil/gas production or plugging and abandoning same. Bayshore shall deliver a 70% net revenue interest to participant in the McDermand No. 1 Well.

2.           Bayshore agrees that, during drilling and completion operations, Participant shall receive the following:

a.	Daily drilling and completion reports on the subject well.
b.	Copies of all logs, tests and samples gained from the drilling and completion of the subject well.
c.	Copies of all Railroad Commission of Texas filings on the subject well.

3.          In the event that an oil and/or gas well completion is attempted on the subject test well, Participant agrees to pay its proportionate share of the completion costs for the well which equals $5,000.00 per each percentage point upon written and/or verbal notification from Bayshore.

4.          In the event that commercial oil and/or gas production is established on the subject leases with said test well, then both Participant and Bayshore shall enter into a mutually acceptable Joint Operating Agreement Model Form 610-1989 for the operation of the subject well. All subsequent operations and subsequent wells drilled and completed on the unit acreage shall be governed by the Joint Operating Agreement.

I recognize that an investment in oil exploration involves a high degree of risk of loss of its entire investment. I have been advised to consult with my own financial advisors regarding this investment. My commitments to all investments bear a reasonable relationship to my net worth and I am able to bear the risk of loss of its entire investment in this prospect.

In the event that a dispute arises between Participant and Bayshore or its affiliates, or any of their respective successors, representatives, agents, officers or employees, in connection with this offering, the offer and sale of working interest, or this Participant Agreement, the parties hereto hereby expressly agree that any such dispute shall be resolved through Arbitration rather than litigation, and to submit the dispute to the American Arbitration Association within 15 days after receiving a written request to do so. If any party hereto fails to submit the dispute to Arbitration with in the specified time above, the requesting party may then file any papers necessary to commence arbitration. The parties hereto agree that any hearing scheduled after an Arbitration proceeding is initiated, by either party, shall take place in Houston, Harris County, Texas.

This Participation Agreement, and all of its terms and conditions, represent the entire agreement between Participant and Bayshore pertaining to the S. Nome Field Prospect, and supersedes any and all prior agreements, written or oral. Any changes to this agreement must be agreed to in writing by both parties hereto.

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Amount of Working Interest: Participant represents that he is delivering herewith a check or certified funds in the amount of $16,000.00 per each percentage point. The total point(s) for which Participant is offering to purchase and the total amount of the aforementioned check or certified funds are as follows:

Total Point(s) Desired:	Ten (10)

Amount of Subscription:	$160,000.00

**Make check payable to Bayshore Exploration L.L.C.

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the date set forth below:

20-1399613	/s/ Robert Freiheit CEO
S.S. No./Federal I.D. No.	Participant’s Signature

2533 North Carson Street	Paxton Energy, Inc.
Business Address-Street	Participant’s Name & Date

Carson City, NV 89706	4120 Douglas Blvd., Suite 306
City, State & Zip	Home Address

775 841-5049	Granite Bay, CA 95746
Business Telephone	City, State & Zip

775-883-2384	916 768-2160
Fax Number	Home Telephone

rf@paxtonenergyinc.com

E-Mail Address

**Please note where and how you would like to receive your reports.

rf@paxtonenergyinc.com

ACCEPTANCE

Bayshore Exploration L.L.C. hereby accepts the offer represented by the foregoing Participation Agreement, subject to the terms and conditions thereof.

AGREED AND ACCEPTED ON THIS 7TH DAY OF NOVEMBER, 2006.

By: /s/ Jamin Swantner
Jamin Swantner, President

JJS:jrs